SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - NOVEMBER 26, 1999
                        (DATE OF EARLIEST EVENT REPORTED)



                               HS RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                           COMMISSION FILE NO. 0-18886


DELAWARE                                                          94-3036864
(STATE OF INCORPORATION)                                     (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)

ONE MARITIME PLAZA, 15TH FLOOR, SAN FRANCISCO, CALIFORNIA               94111
(ADDRESS OF PRINCIPAL                                              (ZIP CODE)
EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (415) 433-5795


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                                    FORM 8-K

                               HS RESOURCES, INC.

                                November 26, 1999

ITEM 2.    ACQUISITION OF ASSETS

      HS Resources, Inc. ("HS") has entered into definitive agreements to purchase from Kinder Morgan, Inc. ("KMI") KMI's gas gathering and transmission assets in the Wattenberg field area of the Denver-Julesburg ("D-J") Basin of Colorado (the "Wattenberg System"). HS management anticipates that the transaction will be accretive to earnings and cash flow starting in 1999. Although the closing of the transaction will not occur until approximately December of 2001, because of the structure of the transaction, the Company will treat the entering into of the definitive agreements as an acquisition for financial reporting purposes. Consistent with that approach, this report on Form 8-K is being filed in accordance with the rules of the Securities and Exchange Commission as though the transaction had been consummated on November 26, 1999.

      The Wattenberg System assets consist of a low-pressure gathering system and a high-pressure transmission system. The low-pressure gathering system consists of more than 1,500 miles of pipeline and 3,000 horsepower of compression, located in five northeastern Colorado counties. Gas is delivered to the inlet of the high-pressure transmission system, which consists of almost 60 miles of high-pressure pipeline and almost 40,000 horsepower of compression, to transport the gas from the gathering system to the BP Amoco Wattenberg Gas Processing Plant ("BP Amoco Plant"). The high-pressure system is regulated as an interstate gas pipeline company by the Federal Energy Regulatory Commission. The acquisition of the low-pressure system will be accomplished through the acquisition by a new subsidiary of the Company, HS Gathering, L.L.C., of assets from KN Gas Gathering, Inc. The acquisition of the high-pressure system will be accomplished through the acquisition of KN Wattenberg Transmission, L.L.C., a subsidiary of KMI.

      As part of the transaction, HS also acquired a right of first refusal to purchase the BP Amoco Plant, which is the delivery point for most of the gas that is gathered and transported on the Wattenberg System.

       HS currently operates almost 3,000 wells in the D-J Basin, nearly 1,800 of which are connected to the Wattenberg System. The HS operated production represents approximately 65% of the total system daily throughput of approximately 200 million cubic feet of natural gas per day. HS began operating the Wattenberg System on December 1, 1999 pursuant to operating agreements entered into by the parties. The acquisition is a logical step for HS in consolidating its interests in the Wattenberg Field area. The Company is now in a better position to match gathering capacity to production volumes, which should benefit all producers connected to the Wattenberg System, not just HS. The Company expects to achieve, over time, additional operating efficiencies through this coordinated, total systems approach to the field. The Company also expects to be able to increase throughput on the system by lowering wellhead pressures over the next several years, increasing the productivity of existing wells, both HS' and those of other


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producers. This increased throughput and lower wellhead pressure should allow the Company to expand its inventory of drilling and development opportunities.

      The summary financial terms of the transaction are as follows. The 10% discounted present value of consideration to KMI under the agreements is approximately $72.5 million reflecting consideration to KMI by HS over 27 months as follows: a) $1.0 million, which was paid upon signing, b) $4.3 million payments in both 2000 and 2001, payable by HS in monthly installments, c) an estimated $7.0 million closing payment due January 1, 2002, d) receipt by KMI from HS of the equivalent of the net operating income from the system, which amounts are estimated to be $5.7 million, $20.7 million and $22.0 million for 1999, 2000 and 2001, respectively, and (e) assumption by HS of an operating lease on January 1, 2002, with an estimated balance of $23 million. Effective January 1, 2002, HS will no longer be obligated to make payments to KMI. At that time HS will assume the existing operating lease with Chase Equipment Leasing which has a final maturity date of March 31, 2003. There has been no change to HS and third party shipper gathering fees.

      HS intends to use funds from its cash flows, including cash flows from the Wattenberg System, or its bank line of credit to fund the transaction. The Company's bank credit facility is with The Chase Manhattan Bank and other banks participating in the facility.

      HS will record the transaction as a purchase effective October 1, 1999. Revenues and costs will flow through the income statement as follows:

     o HS currently records gathering charges on its production as a reduction in its effective gas price. As a result of the transaction, through intercompany elimination, the Company will record the net amount of gathering revenue less operating costs and associated depreciation, depletion and amortization, resulting in an effective increase or decrease in the cost of gathering the Company's gas which flows through the Wattenberg System, even though HS' gathering costs and contracts have not changed.

     o For third party volumes transported, gathering revenues will be reported in the revenue section of the income statement on the line titled "Gathering system revenues." Costs associated therewith will be reported on the line titled "Gathering system costs".

     o Depreciation, depletion and amortization will be recorded as a component in DD&A expense.

     o Imputed interest expense will be recorded as a component in Interest Expense.

      The transaction structure allows HS to acquire these strategically compelling assets with payments through 2001 that will be only slightly greater than would otherwise have been the case under existing gathering agreements. The strong cash flows from the Wattenberg System will


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fund almost all of the obligation to KMI over the 27 months from
October 1, 1999 through December 31, 2001, after which cash payments will decline to less than $5 million per year. The Company expects that the internal rate of return on the investment in these assets will exceed 50%.

      There is no material relationship between KMI or any of its directors or affiliates and HS Resources and any of its directors or affiliates.

      This report contains certain forward-looking statements within the meaning of the Federal securities laws, including expected operating efficiencies and cost savings, intended increase in gathering system throughput and more efficient management of assets, intended reduction of wellhead pressures, expected increases in productivity of wells, expected expansion of inventory of drilling and development opportunities, the expectation that cash flows will be sufficient to service the payment requirements of the transaction, the expectation that cash flow and earnings will increase, and the timing of the financial performance benefits expected from the transaction and the expected internal rate of return on the investment in the assets. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks, both within and outside of the control of HS Resources. Some of the factors that could cause actual results to differ from those that are anticipated are: intervention in the transaction by regulatory authorities or third parties, unexpected mechanical or operational difficulties, failure of KMI to perform its obligations under the transaction agreements, financial difficulties of shippers on the Wattenberg gathering and transportation system, or financial difficulties of the Company or KMI. A reduction in overall profitability from oil and gas operations could reduce throughput on the Wattenberg System and diminish the expected internal rate of return from the investment. Overall profitability from oil and gas operations could be adversely affected by lower prices for produced hydrocarbons, increased costs of production, labor or equipment shortages and other factors. Factors that affect the Company's overall performance, and that could in turn adversely affect the expected benefits of the transaction are discussed in periodic filings made by HS Resources, Inc. with the Securities and Exchange Commission, including the Company's report on Form 10-K for the year ended December 31, 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statement of Business Acquired

                The financial statements required by this item relating to the acquisition described above are not included herewith but will be filed by amendment within 60 days of the date of this report.

        (b)     Pro Forma Financial Information

                The pro forma financial information required by this item relating to the acquisition described above is not included herewith but will be filed by amendment within 60 days of the date of this report.


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        (c)     Exhibits.

                10.1 Purchase and Sale Agreement dated November 23, 1999, by and among Kinder Morgan, Inc., KN Gas Gathering, Inc., HS Resources, Inc. and HS Gathering, L.L.C.

                10.2 Gathering System Operating Services Agreement dated November 23, 1999, by and between KN Gas Gathering, Inc. and HS Gathering, L.L.C.

                10.3 Transmission System Operating Services Agreement dated November 23, 1999, by and between KN Wattenberg Transmission Limited Liability Company and HS Gathering, L.L.C.


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      (d)       SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HS RESOURCES, INC.




                                    By:  /s/ JAMES M. PICCONE
                                       ----------------------------------
                                       James M. Piccone
                                       Vice President



Dated:  December 13, 1999.


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                              INDEX TO EXHIBITS



EXHIBIT NO.    DESCRIPTION


Exhibit 10.1 Purchase and Sale Agreement dated November 23, 1999, by and among Kinder Morgan, Inc., KN Gas Gathering, Inc., HS Resources, Inc. and HS Gathering, L.L.C.


Exhibit 10.2 Gathering System Operating Services Agreement dated November 23, 1999, by and between KN Gas Gathering, Inc. and HS Gathering, L.L.C.


Exhibit 10.3 Transmission System Operating Services Agreement dated November 23, 1999, by and between KN Wattenberg Transmission Limited Liability Company and HS Gathering, L.L.C.